Exhibit 10.2

Form of Agreement between Varian, Inc. and Executive Officers

(used beginning October 6, 2008)

VARIAN, INC.

OMNIBUS STOCK PLAN

PERFORMANCE SHARE AGREEMENT

Varian, Inc. (the “Company”) hereby grants you, [NAME OF EMPLOYEE] (the “Employee”), an award of Performance Shares under the Company’s Omnibus Stock Plan (the “Plan”). The date of this Performance Share Agreement (the “Agreement”) is [DATE] (the “Grant Date”). Subject to the provisions of Appendix A, Appendix B and the Plan, the principal features of this award are as follows:

Target Number of Performance Shares:	[NUMBER OF SHARES]

Performance Period:	[PERFORMANCE PERIOD]

Performance Matrix:	The number of Performance Shares in which you may vest in accordance with the Vesting Schedule below will depend upon achievement relative to the Target Earnings Per Share for fiscal year and will be determined in accordance with the Performance Matrix, attached hereto as Appendix B. The Target Earnings Per Share for the full fiscal year is $ .

Vesting Schedule:	The Performance Shares, if any, earned in accordance with Paragraph 1 of Appendix A and the Performance Matrix in Appendix B will vest on the date the Committee determines the Earnings Per Share achievement for fiscal year (the “Vesting Date”). The Committee will make such determination within the 75-day period immediately following the Performance Period. Except as otherwise provided in Appendix A, the Employee shall not vest in the Performance Shares if he or she has incurred a Termination of Service prior to the Vesting Date.

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A, Appendix B and the Plan. For example, important additional information on vesting and forfeiture of the Performance Shares is contained in Paragraphs 3, 4 and 7 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT.

VARIAN, INC.	EMPLOYEE

By:
Name:	Name:
Title:	Home Address:

APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE SHARES

1. Grant. The Company hereby grants to the Employee under the Plan an award of the Target Number of Performance Shares set forth on the first page of this Agreement, subject to all of the terms and conditions in this Agreement and the Plan. The number of Performance Shares in which the Employee may vest shall depend upon achievement of the Target Earnings Per Share for fiscal year              and shall be determined in accordance with the Performance Matrix attached hereto as Appendix B. In accordance with the Performance Matrix, the number of the Performance Shares in which the Employee may vest will range from thirty percent (30%) of the Target Number of Performance Shares to a maximum of two hundred percent (200%) of the Target Number of Performance Shares, provided that at least the Minimum Earnings Per Share for fiscal year              (as set forth in Appendix B) is achieved. If the Minimum Earnings Per Share is not achieved, the Employee will not be entitled to vest in any portion of the Target Number of Performance Shares, this Performance Share award shall immediately terminate and the Target Number of Performance Shares shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. If the Minimum Earnings Per Share is achieved but the Target Earnings Per Shares is not achieved, the portion of the Target Number of Performance Shares not vested shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The number of Performance Shares in which the Employee may vest (if any) shall be determined by the Committee following the end of the Performance Period, in accordance with the following rules and the terms and conditions set forth in this Agreement. Earnings Per Share shall be certified by the Committee for fiscal year              and compared to the Target Earnings Per Share for fiscal year              set forth on the first page of this Agreement. In the event that achievement of the Earnings Per Share Target for fiscal year              would result in a fractional number of Performance Shares, the number of Performance Shares (if any) in which the Employee may vest, as determined in accordance with these rules and the terms and conditions in this Agreement and the Plan, shall be rounded to the nearest whole share of the Company’s common stock (the “Shares”). When the Shares are paid to the Employee in payment for the Performance Shares, par value will be deemed paid by the Employee for each Performance Share by past services rendered by the Employee, and will be subject to the appropriate tax withholdings.

As used herein, “Earnings Per Share” shall mean, as to fiscal year             , the Company’s diluted earnings per share, determined in accordance with generally accepted accounting principles (as existing at the beginning of the Performance Period), but excluding [INSERT EXCLUSIONS]. In addition, Earnings per Share shall be appropriately adjusted by the Committee to reflect the expected effects of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-share combination or other change in the corporate structure of the Company affecting its outstanding shares of common stock during the Performance Period.

2. Company’s Obligation to Pay. Unless and until the Performance Shares have vested in the manner set forth in Paragraphs 3 and 4, the Employee shall have no right to payment of such Performance Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares shall represent an unsecured obligation of the Company. Payment of any vested Performance Shares shall be made in whole Shares only.

3. Vesting Schedule. Except as provided in Paragraph 4, and subject to Paragraph 7, the Performance Shares awarded under this Agreement shall vest in accordance with the vesting provisions set forth on the first page of this Agreement. Except as otherwise provided in Paragraph 4, the Performance Shares shall not vest in accordance with any of the provisions of this Agreement if there has been a Termination of Service of the Employee prior to the Vesting Date.

4. Death, Disability or Retirement of the Employee. In the event of the Employee’s Termination of Service due to death, Disability or Retirement (as defined pursuant to the Company’s or other employing Affiliate’s retirement policies as they may be established from time to time) during the Performance Period, or after the Performance Period but prior to the Vesting Date, the Performance Shares in which the Employee (or his or her beneficiary) shall be entitled to vest on the Vesting Date shall be determined as follows:

(a) if the Employee’s death, Disability or Retirement occurs on or before the last day of the Performance Period, the Employee (or his or her beneficiary) shall be entitled to vest on the Vesting Date as to the number of Performance Shares determined by multiplying (i) the Performance Shares calculated based on the Earnings Per Share achieved for fiscal year              (determined in accordance with Paragraph 1) by (ii) the percentage determined by dividing the number of days elapsed following the commencement of the Performance Period to the date of the Employee’s death, Disability or Retirement by 1,095; or

(b) if the Employee’s death, Disability or Retirement occurs after the last day of the Performance Period, the Employee (or his or her beneficiary) shall be entitled to vest on the Vesting Date as to 100% of the Performance Shares calculated based on the Earnings Per Share achieved for fiscal year              (determined in accordance with Paragraph 1).

5. Number of Shares; Changes in Stock. The number and class of the Performance Shares specified on the first page of this Agreement are subject to adjustment by the Committee in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting the Shares.

6. Payment after Vesting. Any Performance Shares that vest in accordance with Paragraphs 3 and 4 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) as soon as practicable following the date of vesting (subject to Paragraph 9), but in no event later than the date that is two-and-one-half months from the end of the Company’s tax year that includes the vesting date. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Performance Shares is accelerated in connection with the Employee’s Termination of Service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (a) the Employee is a “specified employee” within the meaning of Section 409A at the time of such Termination of Service and (b) the payment of such accelerated Performance Shares will result in the imposition of additional tax under Section 409A if paid to the Employee on or within the six month period following the Employee’s Termination of Service, then the payment of such accelerated Performance Shares will not be made until the date six months and one day following the date of the Employee’s Termination of Service, unless the Employee dies following his or her Termination of Service, in which case, the Performance Shares will be paid to the Employee’s estate as soon as practicable following his or her death, subject to Paragraph 9. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Performance Shares provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time. For each Performance Share that vests, the Employee will receive one Share.

7. Forfeiture. Except as expressly provided in Paragraph 4, and notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares which have not vested at the time of the Employee’s Termination of Service shall thereupon be forfeited.

8. Death of Employee. In the event that the Employee dies during the Performance Period while in the employ of the Company and/or an Affiliate, or after the Performance Period but prior to the Vesting Date, any distribution or delivery under this Agreement shall be made to the Employee’s designated beneficiary, or if either no beneficiary survives the Employee or the Committee does not permit beneficiary designations, to the administrator or executor of the Employee’s estate. Any designation of a beneficiary by the Employee shall be effective only if such designation is made in a form and manner acceptable to the Committee. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of this grant as set forth in this Agreement.

9. Payment of Taxes. When Shares are issued as payment for vested Performance Shares, the Company or the employing Affiliate shall withhold a portion of the Shares that have an aggregate market value sufficient to pay federal, state and local income, employment and any other applicable taxes required to be withheld by the Company or the employing Affiliate with respect to the Shares, unless the Company, in its sole discretion, requires the Employee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence shall be rounded up to the nearest whole Share, with no refund to the Employee for any value of the Shares withheld in excess of the tax obligation as a result of such rounding. Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. In addition and to the maximum extent permitted by law, the Company or the employing Affiliate has the right to retain without notice from salary or other amounts payable to the Employee, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares. All income and other taxes related to the Performance Shares award and any Shares delivered in payment thereof are the sole responsibility of the Employee.

10. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee. After such issuance, recordation and delivery, the Employee shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. No Effect on Service. The Employee’s employment with the Company and its Affiliates is on an at-will basis only. Accordingly, subject to any written, express employment agreement with the Employee, nothing in this Agreement or the Plan shall confer upon the Employee any right to continue to be employed by the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company or the Affiliate, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Affiliate employing or otherwise engaging the Employee. For purposes of this Agreement, the transfer of the employment of the Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Nothing herein contained shall affect the Employee’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Affiliate.

12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 3120 Hansen Way, Palo Alto, California 94304, or at such other address as the Company may hereafter designate in writing.

13. Grant is Not Transferable. Except to the limited extent provided in this Agreement, this grant and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process, until the Employee has been issued Shares in payment of the Performance Shares. Upon any attempt to transfer, pledge, assign, hypothecate otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Issuance of Certificates. The Shares deliverable to the Employee may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Shares under any State or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any State or Federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Committee may establish from time to time for reasons of administrative convenience.

16. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meanings set forth in the Plan.

17. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual payment of Shares pursuant to this award of Performance Shares.

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APPENDIX B

PERFORMANCE MATRIX

1.	The Minimum, Target and Maximum Earnings Per Share (“EPS”) amounts for fiscal year are set forth below.

2.	Achievement of the Target EPS will result in vesting on the Vesting Date of 100% of the targeted number of Performance Shares.

3.	Achievement of the Minimum EPS will result in vesting on the Vesting Date of 30% of the targeted number of Performance Shares. Achievement of an EPS that is less than the Minimum EPS will result in no vesting of any of the targeted number of Performance Shares.

4.	Achievement of the Maximum EPS will result in vesting on the Vesting Date of 200% of the targeted number of Performance Shares. Achievement of an EPS that is greater than the Maximum EPS will not result in vesting of more than 200% of the targeted number of Performance Shares.

5.	Achievement of an EPS between the Minimum EPS and the Target EPS will result in vesting on the Vesting Date of the percentage of the targeted number of Performance Shares that is calculated on a proportionate (straight-line) basis between 30% and 100%.

6.	Achievement of an EPS between the Target EPS and the Maximum EPS will result in vesting on the Vesting Date of the percentage of the targeted number of Performance Shares that is calculated on a proportionate (straight-line) basis between 100% and 200%.

Minimum EPS (30% Payout)	Target EPS (100% Payout)	Maximum EPS (200% Payout)
$	$	$

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